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                                                                    EXHIBIT 3.15



                          CERTIFICATE OF INCORPORATION


                                       OF


                        CURREY BROADCASTING CORPORATION

                                   * * * * *


         1.      The name of the corporation is

                        CURREY BROADCASTING CORPORATION

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is: To engage in the business of owing and operating a radio station and any and all related activities.
         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).
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         5.      The name and mailing address of each incorporator is as
                 follows:

                   NAME                                 MAILING ADDRESS

                 D. A. Hampton                     Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

                 J. A. Grodzicki                   Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

                 S. J. Queppet                     Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801


         6.      The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.





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         9.      The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 7th day of August, 1986.

                                        /s/ D. A. Hampton
                                        ---------------------------------------
                                        D. A. Hampton



                                        /s/ J. A. Grodzicki
                                        ---------------------------------------
                                        J. A. Grodzicki



                                        /s/ S. J. Queppet
                                        ---------------------------------------
                                        S. J. Queppet





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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                            AND OF REGISTERED AGENT


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is

                        CURREY BROADCASTING CORPORATION

         2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

         3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

         4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

         SIGNED on July 1, 1993.


                                        /s/ Frank D. Osborn
                                        ---------------------------------------
                                        Frank D. Osborn, President


Attest:



/s/ Heather S. McDonnell
------------------------------------
Heather S. McDonnell, Secretary